                                                                     EXHIBIT 4.1



                            HEWLETT-PACKARD COMPANY
                        LIQUID YIELD OPTION NOTE DUE 2017
                            (ZERO COUPON-SUBORDINATED)

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $462.15, THE ISSUE DATE IS OCTOBER 14, 1997, AND THE YIELD TO STATED MATURITY IS 3.125% PER ANNUM (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF, OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE REGISTRATION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS LYON (OR ANY PREDECESSOR OR SUCCESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) FOR SO LONG AS THE LYONs ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE

501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (E) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, PURSUANT TO CLAUSE (C), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            HEWLETT-PACKARD COMPANY
                     LIQUID YIELD OPTION/TM/ NOTE DUE 2017
                           (ZERO COUPON-SUBORDINATED)


No. R1                                    CUSIP No.
Issue Date: October 14, 1997              ISIN No.
Issue Price:              $537.85
Original Issue Discount:  $462.15
(for each $1,000 Principal Amount)


     Hewlett-Packard Company, a California corporation, promises to pay to Cede & Co., or registered assigns, the Principal Amount of TWO BILLION DOLLARS ($2,000,000,000), or such lesser amount as is outstanding under this Security pursuant to the immediately succeeding paragraph, on October 14, 2017.

     This Security is one of the Securities issued by Hewlett-Packard Company dated October 14, 1997 representing an aggregate of $2,000,000,000 face amount of indebtedness at maturity. The Securities other than this Security bear CUSIP No. 428236AA1 or U42823AK7 (the "Other Securities"). The aggregate Principal Amount at maturity of the Securities is $2,000,000,000 and the Principal Amount of this Security shall be reduced by the aggregate Principal Amount from time to time outstanding under the Other Securities.

     This Security shall not hear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, Hewlett-Packard Company has caused this instrument to be duly executed under its corporate seal.


                                        HEWLETT-PACKARD COMPANY

                                        By:
                                           _____________________________
                                           Name:     Ann O. Baskins
                                           Title:    Assistant Secretary and
                                                     Managing Counsel
  ATTEST:



_____________________________

Date:     February   , 1998
                  ---

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

CHASE MANHATTAN BANK AND TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.



By:
   _________________________________
   Authorized Signatory

                     LIQUID YIELD OPTION/TM/ NOTE DUE 2017
                           (ZERO COUPON-SUBORDINATED)
1.   INTEREST
     --------

     This Security shall not hear interest except as specified in this paragraph or in paragraph 9 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof, upon the date set for a Conversion Payment pursuant to paragraph 8 hereof or upon the Stated Maturity of this Security) or if shares of Common Stock (and cash in lieu of fractional shares) or cash in lieu thereof in respect of a conversion of this Security in accordance with the terms of Article X of the Indenture is not delivered when due, then in each such case the overdue amount shall hear interest at the rate of 3.125 % per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall he payable on demand.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.125% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security, and cease to accrue on the earlier of (a) the date on which the Principal Amount at Stated Maturity hereof or any portion of such Principal Amount at Stated Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase Date or other date on which such Original Issue Discount (or, if such Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes) shall cease to accrue in accordance with Section
2.08 of the Indenture.

2.   METHOD OF PAYMENT
     -----------------

     Subject to the terms and conditions of the Indenture, Hewlett-Packard Company (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may he, or at the close of business on a Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments in respect of a certificated Security, if applicable, by check payable in such money.

                                                                     EXHIBIT 4.1

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR
     --------------------------------------------

     Initially, Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar, upon notice to the Trustee and the Holders. The Company or any of its subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   INDENTURE
     ---------

     The Company issued the Securities under an Indenture, dated as of October 14, 1997 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and, as in effect on the date of the Indenture (the "TIA"), except as provided in Section 9.03 of the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general, unsecured obligations of the Company limited to the aggregate Principal Amount at Stated Maturity specified in Section 2.02 of the Indenture (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

5.   REDEMPTION AT THE OPTION OF THE COMPANY
     ---------------------------------------

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided, that the
                                                         --------
Securities are not redeemable prior to October 14, 2000.

     The table below shows the Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect the accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from, and including, the next preceding date in the table to, but excluding, the actual Redemption Date.


  REDEMPTION                                                  REDEMPTION
    DATE                                                         PRICE
-------------                                               -------------
October 14, 2000...........................................   $  590.29
October 14, 2001...........................................      608.88
October 14, 2002...........................................      628.05
October 14, 2003...........................................      647.83
October 14, 2004...........................................      668.24
October 14, 2005...........................................      689.28
October 14, 2006...........................................      710.99
October 14, 2007...........................................      733.38
October 14, 2008...........................................      756.48
October 14, 2009...........................................      780.31
October 14, 2010...........................................      804.88
October 14, 2011...........................................      830.23
October 14, 2012...........................................      856.38
October 14, 2013...........................................      883.35
October 14, 2014...........................................      911.17
October 14, 2015...........................................      939.87
October 14, 2016...........................................      969.47

At maturity................................................    1,000.00

       If converted to a semiannual coupon note following the occurrence of a Tax Event, this Security will he redeemable at the Restated Principal Amount plus interest accrued and unpaid from, and including, the date of such conversion to, but excluding, the Redemption Date; but in no event will this Security be redeemable before October 14, 2000.

6.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER
     ---------------------------------------------------

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on October 14, 2000, the Purchase Date, at $590.29, the Purchase Price per $1,000 Principal Amount at Stated Maturity of such Securities, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days preceding the Purchase Date until the close of business on the Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

     If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Purchase Date.

     Subject to the terms and conditions of the Indenture, if any Change in Control occurs on or prior to October 14, 2000, the Company shall, at the option of the Holder, purchase all Securities for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price, plus accrued Original Issue Discount to, but excluding, the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued interest from, and including, the date of conversion to, but excluding, the Change in Control Purchase Date.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change in Control Purchase Date, as the case may be.

     If cash sufficient to pay the Purchase Price or Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount (or interest upon conversion to semiannual coupon notes following the occurrence of a Tax Event) ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7.   NOTICE OF REDEMPTION
     --------------------

     Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to he redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to he redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities or portions of them selected for redemption will he in $1,000 Principal Amounts at Stated Maturity or in integral multiples thereof.

8.   CONVERSION
     ----------

     Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on October 14, 2017; provided, however, that if a Security is called
                              --------- -------
for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Security into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 5.430 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering such shares of Common Stock; provided, however, that if such payment of cash is not
                 --------- -------
permitted pursuant to the provisions of the Indenture or the provisions of any other agreement or instrument to which the Company is a party or by which it is bound or otherwise, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with Article X of the Indenture, whether or not the Company has delivered a notice pursuant to
Section 10.02 to the effect that the Securities will he paid in cash. The amount of cash to he paid for each $1,000 Principal Amount of a Security shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day.

     The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of Article X of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether each Security shall he converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such Securities), provided,
                                                                   ---------
however, that this sentence shall not apply in the event that an Event of
-------
Default occurs after such cash is paid.

     In the event the Company exercises its option pursuant to Section 12.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must he accompanied by payment as described above, no interest on converted Securities will he payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     To convert a Security a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.05 of the Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC" or the

"Depositary," which term includes any successor thereto) the appropriate instruction form for conversion pursuant to the Depositary's book entry conversion program, (ii) surrender the Security to a Conversion Agent by physical or book entry delivery (which is not necessary in the case of conversion pursuant to the Depositary's book entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book entry delivery of a Security to the Conversion Agent may be made by any financial institution that is a participant in the Depositary; conversion through the Depositary's book entry conversion program is available for any security that is held in an account maintained at the Depositary by any such participant.

     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock, except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof.

     The Conversion Rate will be adjusted for (i) dividends or distributions on Common Stock payable in Common Stock or other Capital Stock, (ii) certain subdivisions, combinations or reclassifications of Common Stock, (iii) distributions to all holders of Common Stock of certain rights, warrants, or options to purchase Common Stock for a period expiring within 60 days at a price per share less than the Sale Price at the Time of Determination and (iv) distributions to such holders of assets or debt securities of the Company or certain rights, warrants or options to purchase securities of the Company (excluding certain cash dividends or other cash distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.   TAX EVENT
     ---------

     (a) From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 3.125% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date and shall be payable semiannually on April 14 and October 14 of each year (each an "Interest Payment Date") to holders of record at the close of business on March 30 or September 29 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Tax Event Date.

     (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent global Security, interest payable on any Interest Payment Date will be paid to the Depositary, Euroclear and/or Cedel, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the London office of a depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

     (c) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02
(b) of the Indenture.

10.  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION
     ---------------------------------------------

     Any Securities called for redemption, unless surrendered for conversion before the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

11.  DENOMINATIONS; TRANSFER; EXCHANGE
     ---------------------------------

     The Securities are in fully registered form, without coupons, in minimum denominations of $1,000 Principal Amount at Stated Maturity or in integral multiples thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.  PERSONS DEEMED OWNERS
     ---------------------

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  UNCLAIMED MONEY OR SECURITIES
     -----------------------------

     The Trustee and the Paying Agent shall return to the Company any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that at the
                                                 --------  -------
Company's request prior to such two year anniversary, the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in The Wall Street Journal or another
                                          -----------------------
newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

14.  AMENDMENT; WAIVER
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may, among other things, amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article V or Section 10.14 of the Indenture or to make any change that does not materially adversely affect the rights of any Holder.

15.  DEFAULTS AND REMEDIES
     ---------------------

     Under the Indenture, Events of Default include (i) after exercise by the Company of its option pursuant to Section 12.01 of the Indenture following a Tax Event, default in the payment of interest that continues for a period of 31 days; (ii) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure either to deliver shares of Common Stock or pay cash in lieu thereof (together with cash in lieu of fractional shares) in accordance with the terms of the Indenture when such Common Stock or cash is required to be delivered following conversion of a Security and such failure is not remedied for a period of 10 days; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a

Default in payment of amounts specified in clause (i) or (ii) in the immediately preceding paragraphs) if it determines that withholding notice is in their interests.

16.  TRUSTEE DEALINGS WITH THE COMPANY
     ---------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  SUBORDINATION
     -------------

     Indebtedness evidenced by the LYONs will be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness (as defined in the Indenture). There is no restriction under the Indenture on the Company's incurring additional indebtedness, including Senior Indebtedness. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

19.  AUTHENTICATION
     --------------
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Certificate of Authentication on the other side of this Security.

20.  ABBREVIATIONS
     -------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

21.  GOVERNING LAW
     -------------

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

22.  ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES
     --------------------------------------------------------------

     In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.
                          ___________________________

                        ASSIGNMENT FORM                                                 CONVERSION NOTICE
To assign this Security, fill in the form below:                    To convert this Security into Common Stock of the Company, check the box:  [_]
I or we assign and transfer this Security to:

                                                                  To convert only part of this Security, state the Principal
----------------------------------------------------------------  amount to be converted (which must be $1,000 or an integral
          (Insert assignee's soc. sec. or tax ID no.)             multiple of $1,000:



                                                                  If you want the stock certificate made out in another
----------------------------------------------------------------  person's name, fill in the form below:
     (Print or type assignee's name, address and zip code)


and irrevocably appoint                      agent to transfer
                        ---------------------
this Security on the books of the Company.  The agent may
substitute another to act for him.



                                                         (Insert person's soc.
          EXCHANGE FORM                                   sec. or tax ID no.)

To exchange its beneficial
interest in Global Security                             ______________________________
held by the Depositary for a
Security or Securities in                               ______________________________
definitive, registered form of
authorized denominations and an                         ______________________________
aggregate principal amount equal
to its beneficial interest in                           ______________________________
such Global Security, a Holder                          (Print or type person's name,
should check the box: [_]                               address and zip code)


_________________________________________________________________

Date:_________________ Your Signature:_________________________*

_________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)


* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.08 or Section 3.09 of the Indenture, check the appropriate box:

                [_]    Section 3.08

                [_]    Section 3.09

     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.08 or Section 3.09 of the Indenture, state the amount you elect to have purchased:

$___________________



________________________________________________________________________


Date:  ___________  Your Signature: ____________________________________*



________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include member ship or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES



          The following exchanges of a part of this Global Security for Definitive Securities have been made:

            Amount of          Amount of               Principal Amount
            decrease in        increase in             at Maturity            Signature of
            Principal Amount   Principal Amount        of this Global         authorized signatory of
            at Maturity        at Maturity of this     Security following     Trustee or
Date of     of this Global     Global                  such decrease (or      Securities
Exchange    Security           Security                increase)              Custodian
-----------------------------------------------------------------------------------------------
